EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-61373, 33-51916, 33-51896, 33-51898, 33-
41415, 33-41413 and 33-29600 of Ross Stores, Inc. on Form S-8 of our report dated March 15, 1996, appearing in this Annual Report on Form 10-K of Ross Stores, Inc. for the year ended February 3, 1996.




Deloitte & Touche LLP
San Francisco, California
April 15, 1996